Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Hilton Grand Vacations Inc.:

(1)	Registration Statement (Form S-3 No. 333-259461) of Hilton Grand Vacations Inc.,

(2)	Registration Statement (Form S-8 No. 333-225146) pertaining to the Hilton Resorts Corporation 2017 Executive Deferred Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-261668) pertaining to the Hilton Grand Vacations Inc. Executive Deferred Compensation Plan,

(4)

Registration Statement (Form S-8 No. 333-215265) pertaining to the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan and the Hilton Grand Vacations Inc. 2017 Stock Plan for Non-Employee Directors,

(5)	Registration Statement (Form S-8 No. 333-218056) pertaining to the Hilton Grand Vacations Inc. Employee Stock Purchase Plan, and

(6)	Registration Statement (Form S-8 No. 333-272492) pertaining to the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan;

of our report dated March 13, 2023, with respect to the consolidated financial statements of Bluegreen Vacations Holding Corporation, appearing in this Amendment to the Current Report on Form 8-K of Hilton Grand Vacations Inc.

/s/ Ernst & Young LLP

Boca Raton, Florida

March 4, 2024